Exhibit 99.1

FOR IMMEDIATE RELEASE

DICK'S Sporting Goods Reports Fourth Quarter and Full Year 2013 Results; Exceeds Expectations

•
Consolidated earnings per diluted share increased 8% to $1.11 during the 13 weeks ended February 1, 2014 compared to consolidated earnings per diluted share of $1.03 during the 14 weeks ended February 2, 2013

•	Consolidated same store sales for the fourth quarter increased 7.3%, adjusted for the shifted calendar

•
Full year consolidated earnings per diluted share increased 6% to $2.69 during the 52 weeks ended February 1, 2014 compared to non-GAAP consolidated earnings per diluted share of $2.53 during the 53 weeks ended February 2, 2013

•	Company has repurchased $255.6 million to date under its $1 billion, 5-year share repurchase program

PITTSBURGH, March 11, 2014 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the fourth quarter and full year ended February 1, 2014.

Fourth Quarter Results (13 weeks compared to 14 weeks last year)

The Company reported consolidated net income of $138.6 million, or $1.11 per diluted share, for the 13 weeks ended February 1, 2014 compared to the Company's expectations provided on November 19, 2013 of $1.04 to 1.07 per diluted share. For the 14 weeks ended February 2, 2013, the Company reported consolidated net income of $129.7 million, or $1.03 per diluted share, including approximately $0.03 per diluted share for the 14th week.

Net sales for the 13 weeks ended February 1, 2014 increased 7.9% to $1.9 billion compared to the 14 weeks ended February 2, 2013, or 12.5% on a 13-week to 13-week basis. Adjusted for the shifted calendar, due to the 53rd week in 2012, consolidated same store sales increased 7.3%, compared to the Company's guidance provided on November 19, 2013 of an approximate 3 to 4% increase. Fourth quarter 2012 consolidated same store sales increased 1.2%. Shifted same store sales in the fourth quarter of 2013 for DICK'S Sporting Goods increased 7.9% while Golf Galaxy decreased 11.7%.

Unshifted consolidated same store sales for the fourth quarter increased 6.3%, compared to the Company's guidance of an approximate 2 to 3% increase. Unshifted same store sales in the fourth quarter of 2013 for DICK'S Sporting Goods increased 6.8% while Golf Galaxy decreased 9.4%. eCommerce penetration for the quarter was 12.2% of total sales.

"We generated strong results in our fourth quarter, with record earnings per share of $1.11, above the upper end of the guidance range we provided in our third quarter press release, as our sales and merchandise margin exceeded our expectations,” said Edward W. Stack, Chairman and Chief Executive Officer. “As we look to 2014, we believe our robust and growing omni-channel network and exciting merchandising opportunities will support double-digit growth in earnings."

Store Development

In the fourth quarter, the Company opened six new DICK'S Sporting Goods stores, one new True Runner store and closed three underperforming Golf Galaxy stores. The Company also remodeled one DICK'S Sporting Goods store during the fourth quarter. As of February 1, 2014, the Company operated 558 DICK'S Sporting Goods stores in 46 states, with approximately 30.1 million square feet and 79 Golf Galaxy stores in 29 states, with approximately 1.4 million square feet.

Store count, square footage and new stores are listed in a table later in the release under the heading "Store Count and Square Footage."

Balance Sheet

The Company ended fiscal 2013 with approximately $182 million in cash and cash equivalents as compared to $345 million at the end of fiscal 2012, and did not have any outstanding borrowings under its $500 million revolving credit facility. Over the course of the past twelve months, the Company utilized capital to invest in omni-channel growth, remodel stores, repurchase shares and pay quarterly dividends.

Total inventory was 12.4% higher at the end of the fourth quarter of 2013 as compared to the end of the fourth quarter of 2012, and in-line with sales growth of 12.5% on a 13-week to 13-week basis.

Full Year Results (52 weeks compared to 53 weeks last year)

The Company reported consolidated net income for the 52 weeks ended February 1, 2014 of $337.6 million, or $2.69 per diluted share. For the 53 weeks ended February 2, 2013, the Company reported consolidated non-GAAP net income of $318.3 million, or $2.53 per diluted share, including approximately $0.03 per diluted share for the 53rd week. On a GAAP basis, the Company reported consolidated net income of $290.7 million, or $2.31 per diluted share. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "Non-GAAP Net Income and Earnings Per Share Reconciliations."

Net sales for the 52 weeks ended February 1, 2014 increased 6.5% from last year's 53 week period to $6.2 billion primarily due to the opening of new stores and a 1.9% increase in consolidated same store sales on a 52-week to 52-week comparable basis. On a 52-week to 52-week basis, net sales increased 7.8%. Same store sales for DICK'S Sporting Goods increased 2.4% and for Golf Galaxy decreased 7.1%. eCommerce penetration for the year was 7.9% of total sales.

Dividend

On February 14, 2014, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.125 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on March 28, 2014 to stockholders of record at the close of business on March 7, 2014.

Share Repurchase Program

In the fourth quarter of 2013, the Company repurchased approximately 2.6 million shares of its common stock at an average cost of $56.71 per share, for a total cost of $150.0 million. In total for fiscal 2013, the Company repurchased approximately 4.8 million shares of its common stock at an average price of $52.97 per share, for a total cost of $255.6 million.

Current 2014 Outlook

The Company's current outlook for 2014 is based on current expectations and includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as described later in this release.  Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

❖	Full Year 2014

•
Based on an estimated 124 million diluted shares outstanding, the Company anticipates reporting consolidated earnings per diluted share of approximately $3.03 to 3.08. For the 52 weeks ended February 1, 2014, the Company reported consolidated earnings per diluted share of $2.69.

•	Consolidated same store sales are currently expected to increase approximately 3 to 4%, compared to a 1.9% increase in fiscal 2013.

•
The Company expects to open approximately 50 DICK'S Sporting Goods stores, relocate six DICK'S Sporting Goods stores, and remodel five DICK'S Sporting Goods stores in 2014. The Company also expects to open approximately eight Field & Stream stores, relocate two Golf Galaxy stores, and open one Golf Galaxy store in 2014.

❖	First Quarter 2014

•
Based on an estimated 124 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $0.51 to 0.53 in the first quarter of 2014, compared to non-GAAP consolidated earnings per diluted share of $0.48 in the first quarter of 2013 excluding the partial recovery of a previously impaired asset. On a GAAP basis, the Company reported consolidated earnings per diluted share of $0.52 in the first quarter of 2013.

•
Consolidated same store sales are currently expected to increase 3 to 4% in the first quarter of 2014, compared to a 3.8% decrease in the first quarter of 2013, adjusted for the shifted retail calendar due to the 53rd week in 2012.

•	The Company expects to open approximately eight DICK'S Sporting Goods stores, relocate one DICK'S Sporting Goods store, and relocate one Golf Galaxy store in the first quarter of 2014.

❖	Capital Expenditures

•	In 2014, the Company anticipates capital expenditures to be approximately $360 million on a gross basis and approximately $265 million on a net basis.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the fourth quarter and full year results.  Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at http://www.DicksSportingGoods.com/Investors. To listen to the live call, please go to the website at least fifteen minutes early to register and download and install any necessary audio software.

In addition to the webcast, the call can be accessed by dialing (866) 652-5200 (domestic callers) or (412) 317-6060 (international callers) and requesting the "DICK'S Sporting Goods Earnings Call."

For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately 30 days. In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (877) 344-7529 (domestic callers) or (412) 317-0088 (international callers) and enter confirmation code 10040697. The dial-in replay will be available for approximately 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

Except for historical information contained herein, the statements in this release or otherwise made by our management in connection with the subject matter of this release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Our future performance and financial results may differ materially from those included in any such forward-looking statements and such forward-looking statements should not be relied upon by investors as a prediction of actual results. You can identify these statements as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as "believe", "anticipate", "expect", "estimate", "predict", "intend", "plan", "project", "goal", "will", "will be", "will continue", "will result", "could", "may", "might" or other words with similar meanings. Forward-looking statements include statements regarding, among other things, our expectations for future performance, growth in our omni-channel network, double-digit growth in earnings, number of new store openings and capital expenditures.

The following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results, and could cause actual results for fiscal 2014 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this release or otherwise made by our management: economic and financial uncertainties may cause a decline in consumer spending; changes in the general economic and business conditions and in the specialty retail or sporting goods industry in particular; competition in the sporting goods industry; changes in consumer demand; limitations on the availability of attractive store locations; unauthorized disclosure of sensitive or confidential customer information; risks relating to our private brand offerings; access to adequate capital; changing laws and regulations affecting our business including the regulation of firearms and ammunition; factors affecting our vendors; litigation risks; foreign trade issues and currency exchange rate fluctuations; the loss of our key executives, especially Edward W. Stack, our Chairman and Chief Executive Officer; protection of our intellectual property; disruptions with our eCommerce services provider or of our information systems; disruption at our distribution facilities; developments with sports leagues, professional athletes or sports superstars; weather and seasonality of our business; regional risks; risks associated with strategic investments or acquisitions; labor needs; risks associated with being a controlled company; our anti-takeover provisions; our current intention to issue quarterly cash dividends; and our share repurchase activity, if any.

Known and unknown risks and uncertainties are more fully described in the Company's Annual Report on Form 10-K for the year ended February 2, 2013 as filed with the Securities and Exchange Commission ("SEC") on March 22, 2013 and in other reports filed with the SEC.  In addition, we operate in a highly competitive and rapidly changing environment; therefore, new risk factors can arise, and it is not possible for management to predict or assess the impact of all such risk factors. Forward-looking statements included in this release are made as of the date of this release. We do not assume any obligation and do not intend to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the securities laws.

About DICK'S Sporting Goods, Inc.

DICK'S Sporting Goods, Inc. is an authentic full-line sports and fitness specialty omni-channel retailer offering a broad assortment of high quality, competitively-priced brand name sporting goods equipment, apparel and footwear in a specialty store environment. The Company also owns and operates Golf Galaxy, LLC, a golf specialty retailer.

As of February 1, 2014, the Company operated 558 DICK'S Sporting Goods stores in 46 states, 79 Golf Galaxy stores in 29 states and eCommerce websites and catalog operations for DICK'S Sporting Goods and Golf Galaxy. DICK'S Sporting Goods, Inc. news releases are available at http://www.DicksSportingGoods.com/Investors. The Company's website is not part of this release.

Contact:

Anne-Marie Megela, Vice President – Treasury Services and Investor Relations, or
Scott W. McKinney, Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400

###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended		14 Weeks Ended
	February 1, 2014	% of Sales	February 2, 2013	% of Sales (1)

Net sales	$1,947,418	100.00%	$1,805,302	100.00%
Cost of goods sold, including occupancy and distribution costs	1,319,351	67.75	1,216,650	67.39

GROSS PROFIT	628,067	32.25	588,652	32.61

Selling, general and administrative expenses	402,932	20.69	375,781	20.82
Pre-opening expenses	2,087	0.11	1,765	0.10

INCOME FROM OPERATIONS	223,048	11.45	211,106	11.69

Interest expense	848	0.04	725	0.04
Other income	(1,549)	(0.08)	(1,632)	(0.09)

INCOME BEFORE INCOME TAXES	223,749	11.49	212,013	11.74

Provision for income taxes	85,111	4.37	82,264	4.56

NET INCOME	$138,638	7.12%	$129,749	7.19%

EARNINGS PER COMMON SHARE:
Basic	$1.13		$1.06
Diluted	$1.11		$1.03

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	122,687		122,875
Diluted	125,214		126,409

Cash dividends declared per share	$0.125		$2.125

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	52 Weeks Ended		53 Weeks Ended
	February 1, 2014	% of Sales	February 2, 2013	% of Sales (1)

Net sales	$6,213,173	100.00%	$5,836,119	100.00%
Cost of goods sold, including occupancy and distribution costs	4,269,223	68.71	3,998,956	68.52

GROSS PROFIT	1,943,950	31.29	1,837,163	31.48

Selling, general and administrative expenses	1,386,315	22.31	1,297,413	22.23
Pre-opening expenses	20,823	0.34	16,076	0.28

INCOME FROM OPERATIONS	536,812	8.64	523,674	8.97

Impairment of available-for-sale investments	—	—	32,370	0.55
Interest expense	2,929	0.05	6,034	0.10
Other income	(12,224)	(0.20)	(4,555)	(0.08)

INCOME BEFORE INCOME TAXES	546,107	8.79	489,825	8.39

Provision for income taxes	208,509	3.36	199,116	3.41

NET INCOME	$337,598	5.43%	$290,709	4.98%

EARNINGS PER COMMON SHARE:
Basic	$2.75		$2.39
Diluted	$2.69		$2.31

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	122,878		121,629
Diluted	125,628		125,995

Cash dividends declared per share	$0.50		$2.50

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(Dollars in thousands)

	February 1, 2014	February 2, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$181,731	$345,214
Accounts receivable, net	60,779	34,625
Income taxes receivable	7,275	15,737
Inventories, net	1,232,065	1,096,186
Prepaid expenses and other current assets	99,386	73,838
Deferred income taxes	38,835	30,289
Total current assets	1,620,071	1,595,889

Property and equipment, net	1,084,529	840,135
Intangible assets, net	98,255	98,903
Goodwill	200,594	200,594
Other assets:
Deferred income taxes	2,477	4,382
Other	65,561	147,904
Total other assets	68,038	152,286
TOTAL ASSETS	$3,071,487	$2,887,807

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$562,439	$507,247
Accrued expenses	265,040	269,900
Deferred revenue and other liabilities	154,384	146,362
Income taxes payable	19,825	68,746
Current portion of other long-term debt and leasing obligations	899	8,513
Total current liabilities	1,002,587	1,000,768
LONG-TERM LIABILITIES:
Other long-term debt and leasing obligations	6,476	7,762
Deferred income taxes	38,617	7,413
Deferred revenue and other liabilities	331,628	284,540
Total long-term liabilities	376,721	299,715
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	961	981
Class B common stock	249	249
Additional paid-in capital	958,943	874,236
Retained earnings	1,187,514	911,704
Accumulated other comprehensive income	24	112
Treasury stock, at cost	(455,512)	(199,958)
Total stockholders' equity	1,692,179	1,587,324
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,071,487	$2,887,807

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(Dollars in thousands)

	Fiscal Year Ended
	February 1, 2014	February 2, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$337,598	$290,709
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	154,928	125,096
Impairment of available-for-sale investments	—	32,370
Deferred income taxes	24,563	(2,362)
Stock-based compensation	27,119	32,181
Excess tax benefit from exercise of stock options	(27,106)	(64,767)
Tax benefit from exercise of stock options	200	4,864
Other non-cash items	581	372
Changes in assets and liabilities:
Accounts receivable	(9,690)	(4,328)
Inventories	(135,879)	(81,189)
Prepaid expenses and other assets	(7,717)	(8,693)
Accounts payable	11,684	(13,588)
Accrued expenses	(7,117)	(5,576)
Income taxes payable / receivable	(13,357)	92,352
Deferred construction allowances	47,760	28,691
Deferred revenue and other liabilities	303	12,152
Net cash provided by operating activities	403,870	438,284
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(285,668)	(219,026)
Purchase of JJB Sports convertible notes and equity securities	—	(31,986)
Proceeds from sale of other assets	11,000	—
Proceeds from sale-leaseback transactions	—	3,406
Deposits and purchases of other assets	(64,507)	(76,748)
Net cash used in investing activities	(339,175)	(324,354)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on other long-term debt and leasing obligations	(8,984)	(145,322)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	43,482	78,285
Excess tax benefit from exercise of stock options	27,106	64,767
Minimum tax withholding requirements	(13,168)	(5,518)
Cash paid for treasury stock	(255,602)	(198,774)
Cash dividends paid to stockholders	(64,432)	(306,972)
Increase in bank overdraft	43,508	10,422
Net cash used in financing activities	(228,090)	(503,112)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(88)	(6)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(163,483)	(389,188)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	345,214	734,402
CASH AND CASH EQUIVALENTS, END OF PERIOD	$181,731	$345,214

Store Count and Square Footage

The stores that opened during the fourth quarter of 2013 are as follows:

Store	Market	Concept
Stroudsburg, PA	Allentown	DICK'S Sporting Goods
South County, MO	St. Louis	DICK'S Sporting Goods
Sioux Falls, SD	Sioux Falls	DICK'S Sporting Goods
West Des Moines, IA	Des Moines	DICK'S Sporting Goods
Palm Desert, CA	Palm Springs	DICK'S Sporting Goods
Findlay, OH	Findlay	DICK'S Sporting Goods
Chestnut Hill, MA	Boston	True Runner

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

Store Count:

	Fiscal 2013			Fiscal 2012
	DICK'S Sporting Goods	Golf Galaxy / Specialty Store Concepts (1)	Total	DICK'S Sporting Goods	Golf Galaxy / Specialty Store Concepts (1)	Total
Beginning stores	518	83	601	480	81	561
Q1 New stores	2	—	2	6	—	6
Q2 New stores	7	—	7	4	—	4
Q3 New stores	25	3	28	21	2	23
Q4 New stores	6	1	7	7	—	7
Ending stores	558	87	645	518	83	601

Closed stores	—	3	3	—	—	—
Ending stores	558	84	642	518	83	601

Remodeled stores	4	—	4	—	—	—
Relocated stores	1	1	2	5	1	6

Square Footage:
(in millions)

	DICK'S Sporting Goods	Golf Galaxy / Specialty Store Concepts (1)	Total (2)
Q1 2012	26.5	1.3	27.8
Q2 2012	26.7	1.3	28.0
Q3 2012	27.9	1.3	29.2
Q4 2012	28.2	1.4	29.6
Q1 2013	28.3	1.4	29.7
Q2 2013	28.7	1.4	30.0
Q3 2013	29.9	1.5	31.4
Q4 2013	30.1	1.5	31.6

(1)	Includes the Company's Field & Stream and True Runner stores.

(2)	Column may not add due to rounding.

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding net income and earnings per diluted share adjusted for certain non-recurring, infrequent or unusual items; earnings before interest, taxes and depreciation, adjusted to exclude certain significant gains and losses (“adjusted EBITDA”), a reconciliation from the Company's gross capital expenditures, net of tenant allowances, fiscal 2012 net sales adjusted for the 53rd week and new store productivity. These measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company's management, analysts and investors can use to compare core operating results between reporting periods. These non-GAAP measures are provided below and on the Company's website at http://www.DicksSportingGoods.com/Investors.

Non-GAAP Net Income and Earnings Per Share Reconciliations:
(in thousands, except per share data):

	Fiscal 2013
	52 Weeks Ended February 1, 2014

	As Reported	Recovery of Previously Impaired Asset	Asset Impairment Charge	Non-GAAP Total
Net sales	$6,213,173	$—	$—	$6,213,173
Cost of goods sold, including occupancy and distribution costs	4,269,223	—	—	4,269,223

GROSS PROFIT	1,943,950	—	—	1,943,950

Selling, general and administrative expenses	1,386,315	—	(7,881)	1,378,434
Pre-opening expenses	20,823	—	—	20,823

INCOME FROM OPERATIONS	536,812	—	7,881	544,693

Interest expense	2,929	—	—	2,929
Other income	(12,224)	4,342	—	(7,882)

INCOME BEFORE INCOME TAXES	546,107	(4,342)	7,881	549,646

Provision for income taxes	208,509	—	3,152	211,661

NET INCOME	$337,598	$(4,342)	$4,729	$337,985

EARNINGS PER COMMON SHARE:
Basic	$2.75			$2.75
Diluted	$2.69			$2.69

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	122,878			122,878
Diluted	125,628			125,628

During the first quarter of 2013, the Company determined that it would recover $4.3 million of its investment in JJB Sports, which it had previously fully impaired.  There is no related tax expense as the Company reversed a portion of the deferred tax valuation allowance it had previously recorded for net capital loss carryforwards it did not expect to realize at the time its investment in JJB Sports was fully impaired. During the second quarter of 2013, the Company recorded a pre-tax $7.9 million non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to its fair market value. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

	Fiscal 2012
	53 Weeks Ended February 2, 2013

	As Reported	Impairment of Investments	Non-GAAP Total
Net sales	$5,836,119	$—	$5,836,119
Cost of goods sold, including occupancy and distribution costs	3,998,956	—	3,998,956

GROSS PROFIT	1,837,163	—	1,837,163

Selling, general and administrative expenses	1,297,413	—	1,297,413
Pre-opening expenses	16,076	—	16,076

INCOME FROM OPERATIONS	523,674	—	523,674

Impairment of available-for-sale investments	32,370	(32,370)	—
Interest expense	6,034	—	6,034
Other income	(4,555)	—	(4,555)

INCOME BEFORE INCOME TAXES	489,825	32,370	522,195

Provision for income taxes	199,116	4,734	203,850

NET INCOME	$290,709	$27,636	$318,345

EARNINGS PER COMMON SHARE:
Basic	$2.39		$2.62
Diluted	$2.31		$2.53

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	121,629		121,629
Diluted	125,995		125,995

During the second quarter of 2012, the Company fully impaired its investment in JJB Sports and recorded a pre-tax charge of $32.4 million. The Company recorded a deferred tax asset valuation allowance of approximately $7.9 million for a portion of the $32.4 million net capital loss carryforward that it expected not to realize at the time of the impairment.

Adjusted EBITDA

Adjusted EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity.  Adjusted EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies.  Adjusted EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations and capital investments.

	13 Weeks Ended	14 Weeks Ended
	February 1, 2014	February 2, 2013
	(dollars in thousands)
Net income	$138,638	$129,749
Provision for income taxes	85,111	82,264
Interest expense	848	725
Depreciation and amortization	41,491	36,469
EBITDA	$266,088	$249,207

% increase in EBITDA	7%

	52 Weeks Ended	53 Weeks Ended
	February 1, 2014	February 2, 2013
	(dollars in thousands)
Net income	$337,598	$290,709
Provision for income taxes	208,509	199,116
Interest expense	2,929	6,034
Depreciation and amortization	154,928	125,096
EBITDA	$703,964	$620,955
Add: Impairment of available-for-sale investments	—	32,370
Less: Recovery of previously impaired asset	(4,342)	—
Adjusted EBITDA, as defined	$699,622	$653,325

% increase in adjusted EBITDA	7%

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	Fiscal Year Ended
	February 1, 2014	February 2, 2013
	(dollars in thousands)
Gross capital expenditures	$(285,668)	$(219,026)
Proceeds from sale-leaseback transactions	—	3,406
Deferred construction allowances	47,760	28,691
Construction allowance receipts	—	—
Net capital expenditures	$(237,908)	$(186,929)

Fiscal 2012 Net Sales Adjusted for the 53rd Week

Net sales adjusted for the extra week in the 14 and 53 weeks ended February 2, 2013 is presented below to illustrate the impact of the extra week on reported net sales in comparison to reported results for the 13 and 52 weeks ended February 1, 2014.

	Fiscal Year Ended February 2, 2013
	14 Weeks Ended	53 Weeks Ended
	(dollars in thousands)
Net sales	$1,805,302	$5,836,119
Less: 53rd week net sales	(74,445)	(74,445)
Adjusted net sales	$1,730,857	$5,761,674

New Store Productivity

In order to more accurately reflect performance of new DICK’S Sporting Goods stores, we will be adjusting the calculation method for new store productivity beginning with 2014 results. The new calculation method more precisely incorporates the timing of new store openings. Definitions of the calculation methods are detailed below:

New Method:

Beginning with 2014 results, New Store Productivity for the DICK'S stores will be reported quarterly on a trailing twelve month basis as the sales per square foot for new stores expressed as a percentage of the sales per square foot for stores included in our comparable sales calculation.

Previous Method:

Through 2013, New Store Productivity for the DICK'S stores has been reported on a quarterly basis by taking the difference between the percent change in total sales growth for the quarter and the percent change in same store sales growth for the quarter and expressing it as a percentage of the growth rate in square footage compared to the year-ago quarter.